Exhibit 10.12(c)

SECOND AMENDMENT TO BASE GAS PURCHASE AGREEMENT

Dated July 16, 2003

Between FirstEnergy Solutions Corp. and Atlas Energy Group, Inc.,

Atlas Resources, Inc. and Resource Energy, Inc.

The criteria for the Amendment are as follows:

WHEREAS, Atlas Energy Group, Inc., Atlas Resources, Inc. and Resource Energy, Inc. (Seller) and FirstEnergy Solutions Corp. (Buyer) have entered into a Gas Purchase Agreement dated March 31, 1999 (Agreement), and whereas the parties desire to implement certain amendments to the Base Agreement as set forth herein;

WHEREAS, Seller represents that it is the owner of the Gas or is the authorized agent for the owner or owners of the Gas and therefore has the authority to contract for the delivery and sale of the Gas, and

WHEREAS, Buyer and Seller are parties to an Amendment to the Agreement dated February 1, 2001, concerning the purchase and sale of Viking Resource Corporation’s natural gas production;

Now, therefore, in consideration of the mutual covenants and promises set forth below, the parties hereto, intending to be legally bound, hereby covenant, promise and agree as follows:

1. In exchange for a corporate guaranty or other credit assurance reasonably acceptable in form and substance to the Buyer, Seller may, at any time prior to Noon on the day of the applicable NYMEX Contract closing day, notify an authorized representative of Buyer by telephone to execute financial hedging instruments at a mutually agreed price (“Hedge Price”) then-currently traded for that month (“Hedge Month”) on a specified volume (“Hedge Volume”). If Buyer agrees to exercises the Hedge described in the previous sentence, Buyer will send a written notice to the Seller to confirm the Hedge Price and Hedge Volume for the respective Hedge Month. Thereafter, the Hedge Price shall serve in lieu of any Floating Contract Price specified in the Transaction Confirmation for Gas delivered in the Hedge Month up to the Contract Hedge Volume. Contract Hedge Volume shall be defined as any portion (in 10,000 Dth increments) of the volume that the Seller is obligated to deliver pursuant to a specified Transaction Confirmation. If Seller delivers less than One Hundred (100) Percent of the Contract Hedge Volume for a given Hedge Month and the Contract Hedge Price is lower than the NYMEX Contract Settlement Price (as determined on the last day of trading allowed by NYMEX for the respective contract month), Seller shall be assessed a Market Differential Cost equal to (the NYMEX Contract Settlement Price minus Contract Hedge Price), multiplied by the undelivered Contract Hedge Volume. The Market Differential Cost shall apply to the underproduction of Seller’s Contract Hedge Volume, but shall not apply to the underproduction of Seller’s daily nominated gas volumes. In the event of Seller’s underproduction of daily nominated gas volumes, Seller shall be assessed the replacement costs set forth in paragraph 4 of the Agreement

2. Seller shall deposit with Buyer a commercial letter of credit in the aggregate amount of $1,000,000, which letter of credit shall be in the form attached hereto as Exhibit

A and issued by a commercial bank acceptable to Buyer, payable on presentation by Buyer to such bank of one or more sight drafts in form acceptable to Buyer. The letter of credit to be deposited and maintained with Buyer shall be held by Buyer as security for the full faith and performance and observance by Seller of each and every term, covenant, and condition of the Agreement as amended.

Concurrent with the delivery of the above referenced letter of credit by the Seller to the Buyer, Buyer shall deliver to Seller a parental corporate guaranty reasonably acceptable in form and substance to the Seller, guaranteeing the payment in the amount fifteen million dollars ($15,000,000) in the event of non-payment by Buyer of any amounts due and owing Seller under the Agreement and/or the Second Amendment to the Agreement. The term of Buyer’s parental guaranty shall be for the identical term of the letter of credit Seller deposits with Buyer. This guaranty shall supercede any existing parental guaranty that Buyer has delivered to Seller.

3. This Letter of Credit may be drawn upon if an Event of Default occurs. Event of Default shall mean the Applicant (the “Defaulting Party”) or its guarantor fails to perform any obligation under the Gas Purchase Agreement dated March 31, 1999, including Seller’s failure to pay Buyer, within forty five (45) days upon receipt of an invoice, for any assessed Market Differential Costs for Seller’s underproduction of natural gas resulting in a net negative impact to Buyer.

IN WITNESS WHEREOF, the parties have hereunto set their signatures by their officers hereunto duly authorized the day and year first above written.

FirstEnergy Solutions Corp.	Atlas Energy Group, Inc.
Atlas Resources, Inc.
Resource Energy, Inc.

By:

Dated:	Dated: July 16, 2003

Exhibit A

(Proposed form of Letter of Credit)

Beneficiary	Applicant
FirstEnergy Solutions Corp.
395 Ghent Road
Akron, OH 44333
Attn:

1. We hereby issue our irrevocable Letter of Credit (this “Letter of Credit”) No.                      in your favor for $                             U.S. Dollars available for payment at sight in immediately available funds.

This Letter of Credit is issued at the request of the Applicant, and we hereby irrevocably authorize you to draw on us, in accordance with the terms and conditions hereof, up to the maximum amount of this Letter of Credit. This Letter of Credit may be drawn upon an Event of Default under the Second Amendment to Base Gas Purchase Agreement dated July     , 2003 between FirstEnergy Solutions Corp. and Atlas Energy Group, Inc., Atlas Resources, Inc. and Resource Energy, Inc.

2. A partial or full drawing hereunder may be made by you on any Business Day prior to the expiration of this Letter of Credit by delivering, by no later than 11:00 A.M. (New York, NY) on such Business Day to Bank                             ,                              (address), (i) a notice executed by you in the form of Annex 1 hereto, appropriately completed and duly signed by your Authorized Officer and (ii) your draft in the form of Annex 2 hereto, appropriately completed and duly signed by your Authorized Officer. Authorized Officer shall mean President, Treasurer, any Vice President or any Assistant Treasurer.

3. This Letter of Credit expires at the counters of                          on                              (which date as may be extended in the manner provided herein is referred to as the “termination date”). The termination date shall be deemed automatically extended without amendments for one year from the initial termination date and thereafter for one year from each anniversary of the initial termination date unless at least ninety (90) days prior to the then applicable termination date we notify you in writing by certified mail return receipt requested that we are not going to extend the termination date. During said ninety (90) day period, this Letter of Credit shall remain in full force and effect.

4. We hereby agree with the beneficiary drawers, endorsers, and bona fide holders of drafts and documents drawn under and in compliance with the terms and conditions of this Letter of Credit that same will be duly honored by us upon presentation to ourselves as specified, by payment in accordance with the beneficiary’s payment instructions. If requested by the beneficiary, payment under this Letter of Credit will be made by wire transfer of immediately available funds to the beneficiary’s account at any financial institution located in the Continental United States. All payments under this Letter of Credit will be made in our own funds.

5. This Letter of Credit is subject to the ICC Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication Number 500, or any revisions thereto.

6. We will send via facsimile a copy of this Letter of Credit to the beneficiary at the following facsimile number:                             , attention:                             , and we will send via overnight courier the original of this Letter of Credit to the beneficiary at the above address, attention of:                             .

7. All bank charges are for the account of                             .

8. This letter of credit is transferable and assignable in whole or in part by beneficiary.

(Signed)

Annex 1 to Letter of Credit

DRAWING UNDER LETTER OF CREDIT NO.

                    , 200

To:	(Bank)
(Address)

Attention: Standby Letter of Credit Unit

Ladies and Gentlemen:

The undersigned is making a drawing under the above-referenced Letter of Credit in the amount specified below and herby certifies to you as follows:

1. Capitalized terms used herein are defined herein shall have the meanings ascribed thereto in the Letter of Credit.

2. Pursuant to Paragraph 2 of the Letter of Credit No.                             , dated                     , 200    , the undersigned is entitled to make a drawing under the Letter of Credit in the amount of $                             , inasmuch as there is an Event of Default under the Second Amendment to Base Gas Purchase Agreement dated July     , 2003 between the Applicant and us.

3. We acknowledge that, upon your honoring the drawing herein requested, the amount of the Letter of Credit available for drawing shall be automatically decreased by an amount equal to this drawing.

Very truly yours,

FirstEnergy Solutions Corp.

By:
Name:
Title:
Date:

Cc:                             - (Applicant)

Annex 2 to Letter of Credit

DRAWING UNDER LETTER OF CREDIT NO.

                    , 200

ON [Business Day immediately succeeding date of presentation]

PAY TO: FirstEnergy Solutions Corp.

Attn:

$

For credit in the amount of $                            .

FOR VALUE RECEIVED AND CHARGE TO ACCOUNT OF LETTER OF CREDIT NO.                              OF

(Bank)

(Address)

FirstEnergy Solutions Corp.

By:
Name:
Title: